EXHIBIT 32

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Steven R. McNinch, Chief Executive Officer and I, Richard Sterrett, Principal Financial Officer of Western Plains Energy, L.L.C. (the “Company”) certify that:

1.  I have reviewed the annual report on Form 10-K of Western Plains Energy, L.L.C.;

2.  Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3.  Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the period presented in this annual report.

Date: December 24, 2008

/s/ Steven R. McNinch
Steven R. McNinch
Chief Executive Officer

/s/ Richard Sterrett
Richard Sterrett
Principal Financial Officer